Registration No. 333-85488
Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 23	Trade Date: 1/6/2003
(To Prospectus dated July 22, 2002)	Issue Date: 1/9/2003

The date of this Pricing Supplement is January 6, 2003

CUSIP or Common Code:	41013MEX4	41013MEY2	41013MEZ9	41013MFA3
Price to Public:	100.000%	100.000%	100.000%	100.000%

Proceeds to Issuer:	$792,000.00	$457,040.00	$1,547,420.00	$8,384,895.00

Discounts and Commissions:	1.000%	1.500%	2.000%	2.750%
Reallowance:	0.150%	0.200%	0.350%	0.350%

Dealer:	99.200%	98.800%	98.350%	97.600%

Maturity Date:	1/15/2008	1/15/2013	1/15/2018	1/15/2028

Stated Annual Interest Rate:	3.300%	4.600%	5.150%	5.500%
Interest Payment Frequency:	Monthly	Monthly	Monthly	Monthly
First Payment Date:	2/15/2003	2/15/2003	2/15/2003	2/15/2003

Additional Amounts:	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes

Callable by Issuer:			Yes	Yes

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	1/15/2006 Callable one time only at 100% on call date above with 30 days notice.	1/15/2008 Callable one time only at 100% on call date above with 30 days notice.

Original Issue Discount[1]:	N/A	N/A	N/A	N/A
Other Material Terms (if any):	N/A	N/A	N/A	N/A

1    For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.